UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ITT Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! ITT INC. 100 WASHINGTON BLVD. 6TH FLOOR STAMFORD, CT 06902 WWW.ITT.COM ITT INC. You invested in ITT INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 15, 2024. Vote Virtually at the Meeting* May 15, 2024 9:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/ITT2024 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V38791-P05084 Get informed before you vote View the 2023 Annual Report and the 2024 Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2024 Annual Meeting Vote by May 14, 2024 11:59 PM ET. For shares held in a Plan, vote by May 10, 2024 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V38792-P05084 Proposal 1 1. Election of Directors Nominees: 1a. Kevin Berryman For 1b. Donald DeFosset, Jr. For 1c. Nazzic Keene For 1d. Rebecca A. McDonald For 1e. Christopher O’Shea For 1f. Timothy H. Powers For 1g. Luca Savi For 1h. Cheryl L. Shavers For 1i. Sharon Szafranski For Proposal 2 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year For Proposal 3 3. Approval of a non-binding advisory vote on executive compensation For Proposal 4 4. A shareholder proposal regarding political spending. Against